Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated March 20, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Biofrontera Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Morristown, New Jersey

August 13, 2025